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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-8 of our report dated June 1, 1998 on the consolidated financial statements of Universal Compression Holdings, Inc. and subsidiary and our report dated June 1, 1998 on the financial statements of Tidewater Compression Service, Inc., appearing in the Prospectus dated September 18, 1998 which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE  LLP

Houston, Texas

February 24, 1999